Exhibit 99.1

TransDigm Completes Acquisition of Esterline Technologies

CLEVELAND, March 14, 2019 /PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG) announced today that it has successfully completed the acquisition of Esterline Technologies Corporation (NYSE:ESL), a supplier of products to the global aerospace and defense industry. Under the terms of the merger agreement, Esterline shareholders will receive $122.50 per share in cash, without interest. The transaction is valued at approximately $4.0 billion in total consideration, including the assumption of debt. The acquisition was previously announced on October 10, 2018. Computershare Trust Company, N.A., our paying agent, will mail or provide to record holders of Esterline common stock transmittal materials and instructions for surrendering their common stock in exchange for the merger consideration.
The acquisition of Esterline expands TransDigm’s platform of proprietary and sole source content for the aerospace and defense industries, including significant aftermarket exposure. Esterline, with fiscal year 2018 revenue of $2.0 billion, has attractive platform positions in both the OEM and aftermarket and has substantial content on many important commercial aircraft variants, many regional and business jet aircraft and major defense platforms.

About TransDigm Group
TransDigm Group Incorporated, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

About Esterline
Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core business segments: Advanced Materials; Avionics & Controls; and Sensors & Systems.
Operations within the Advanced Materials segment focus on technologies including high-temperature-resistant materials and components used for a wide range of military and commercial aerospace purposes, and combustible ordinance and electronic warfare countermeasure products.
Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, integrated cockpit systems, display technologies for avionics, training and simulation markets, secure communications systems, specialized medical equipment, and other high-end industrial applications.
The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, specialized harsh-environment connectors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

Forward-Looking Statements
Statements in this press release which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, the acquired business. We have identified some of these forward-looking statements with words like "believe," "may," "will," "should," "expect," "intend," "plan," predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect TransDigm’s actual results and could cause its actual results or the benefits of the proposed transaction to differ materially from those expressed in any forward-looking statements made by, or on behalf of TransDigm. These risks and uncertainties include, but are not limited to, the effect of the transaction on TransDigm’s and Esterline’s business relationships, TransDigm’s and Esterline’s operating results and business generally, risks that integration of Esterline may divert management’s attention from ongoing business operations, , unexpected costs, charges or expenses resulting from the transaction or integration activities, TransDigm may have difficulty implementing its strategic value drivers, and TransDigm may be impacted by the effects of general economic and industry conditions. Except as required by law, TransDigm undertakes no obligation to revise or update the forward-looking information contained in this press release.

Contact:    TransDigm
Liza Sabol
Director of Investor Relations
(216) 706-2945
ir@transdigm.com